Calculation of Filing Fee Tables
S-8
Virgin Galactic Holdings, Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	9,950,000	$ 4.34	$ 43,183,000.00	0.0001381	$ 5,963.57
Total Offering Amounts:						$ 43,183,000.00		$ 5,963.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,963.57
Offering Note
[1]	Note 1.a: In accordance with Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the Fourth Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the 2019 Plan) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2019 Plan described herein. Note 1.b: Represents (i) 9,450,000 shares of common stock available for future issuance pursuant to awards that may be granted under the 2019 Plan and (ii) an additional 500,000 shares of common stock that would have been issuable upon the vesting of restricted stock unit awards and performance stock unit awards granted under the 2019 Plan, but that were canceled or forfeited prior to vesting, and as such again became available for issuance under the 2019 Plan pursuant to its terms. Note 1.c: Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrants common stock as reported on the New York Stock Exchange on June 8, 2026, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources